Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Generex Biotechnology Corporation
Toronto, Ontario

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-67118, 333-51194, 333-42452, 333-112891, 333-106519, 333-110493, 333-117822, 333-121309, 333-126624 and 333-128328) of Generex Biotechnology Corporation, of our report dated September 30, 2005, relating to the consolidated financial statements and Schedule II, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP
Toronto, Ontario
October 28, 2005